Why We Win... Strong and expanding customer base, with increasing design win momentum Increasing addressable market, entering new segments in enterprise, wireless and broadband access Broad product and IP portfolio, with steady stream of new innovative solutions Established leadership in key market segments Top line growth, healthy gross margins (>65 percent) will drive business to profitability